EXHIBIT 5.1

March 11, 2003

Crown Holdings, Inc. One Crown Way Philadelphia, PA 19154

Re:	Crown Holdings, Inc.

Post-Effective Amendment No. 1 to

Registration Statement on Form S-8 (Reg. No. 333-81302)

Gentlemen and Ladies:

We have acted as counsel for Crown Holdings, Inc., a Pennsylvania corporation (the “Company”), the successor issuer to Crown Cork & Seal Company, Inc., a Pennsylvania corporation (“Crown Cork”), in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Reg. No. 333-81302) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”), with respect to the Company’s adoption of the Registration Statement as the successor issuer to Crown Cork pursuant to Section Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the Company’s Common Stock, par value $5.00 per share (the “Common Stock”), which may be issued and sold pursuant to the Crown Holdings, Inc. 2001 Stock Based Incentive Compensation Plan, formerly the Crown Cork & Seal Company, Inc. 2001 Stock Based Incentive Compensation Plan (the “Plan”), which shares of Common Stock were registered under the Securities Act by Crown Cork prior to the formation of the Company as a new public holding company.

As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. Based upon the foregoing, it is our opinion that the Common Stock, when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

Our opinion contained herein relates solely to the Pennsylvania Business Corporation Law of 1988, as amended, and we express no opinion herein concerning the laws of any other jurisdiction.

Our opinion contained herein is rendered to the Company in connection with the filing by the Company of the Registration Statement with the SEC pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. This opinion may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ DECHERT LLP